Exhibit 10.6

劳动合同书
Labor Contract

甲方(用人单位)：福建天妃红酒业有限公司
住所：莆田市城厢区龙桥街道荔城中大道1849号
法定代表人：方志良
Party A (Employer): Fujian Tianfeihong Wine Co., LTD
Address: 1849 Licheng Middle Avenue, Longqiao Street,                                                                                                     Chengxiang District Putian City, Fujian
Province, China
Legal Representative: Zhiliang Fang

乙方 (劳动者)姓名： 郑荔榕

Party B (Employee) Name: Lirong Zheng
莆田市劳动和社会保障局印制
Published by Putian Labor and Social Security Bureau

甲乙双方根据《中华人民共和国劳动合同法》及国家有关规定，在平等自愿、协商一致的基础上，同意订立本合同，并共同遵守合同所列条款。
In accordance with the Labor Contract Law of the People's Republic of China, and other applicable national regulations, and based on the principles of equity, free will and mutual negotiation, Party A and Party B hereby enter into this Contract and agree to jointly abide by the terms and conditions contained herein.
一、劳动合同期限及劳动报酬
Article 1.Contract Term and Labor Remuneration
（一）甲方以下列第  1  种方式计算合同期限：
(1)Party A calculates the contract term in the first way below:
1.固定期限。从  2013   年  3  月 1 日起至  2016 年  2 月 29 日止。其中包括试用期   3   个月。
1. Fixed term, from 1st day of March 2013 to 29th day of February 2016, including probation period of 3 months.
2.无固定期限。从 年 月 日起至法定终止条件出现止。其中试用期 个月。
2. Unfixed term, from___ day of ________to the statutory termination conditions occur, including probation period of ______months.
3.以完成一定的工作任务为期限。从 年 月 日起至工作任务完成即行终止。
3.  Completion of certain work: from ___ day of ________to the completion of work task.

（二）甲方以下列第  1  种计算方式支付乙方工资：
（2）The salary paid by Party A to Party B is determined by first of the following methods:
1．计时工资。工资为    4500   元/月。
1. Time  wages. The wage is 4500 RMB/month.
2．计件工资。甲方应制定科学合理的劳动定额标准，双方及时协商约定
计件单价,甲方保证工资不低于莆田市最低工资标准。
2. Piece wage. Party A shall formulate a scientific and reasonable labor quota standard, and both parties need to negotiate and make conventions of the piece rate in time. The salary paid by Party A to Party B shall not be lower than the minimum salary in Putian.
3．其他形式 。
3. Other forms                                     .
甲方应以法定货币形式按月支付乙方工资。乙方月工资不得低于省政府公布的最低工资标准。加班加点工资按法律法规执行。
The salary of Party B shall be paid monthly by Party A in accordance with legal tender form. The salary paid to Party B per month shall not be lower than the minimum salary standard issued by the local municipal government. The overtime salary shall be governed by the relevant laws and regulations.
（三）甲方可根据其实际经营情况、规章制度、对乙方考核情况，以及乙方工作年限、奖罚记录、岗位变化等，调整乙方的工资水平。乙方工作岗位调整后，其工资参照同岗位、同工种、同职务的标准执行。但不低于当地最低工资标准。
（3）Party A can adjust wage for Party B according to the actual operating conditions, rules and regulations, as well as examination of Party B’s working years, reward and punishment records, and post varieties etc. Once Party B’s post is adjusted, the wage for Party B shall refers to the same post, same work as a reference, but not less than the local minimum wage standards.
二、工作内容和工作地点
Article 2. Working Content and Working Place

（一）甲方安排乙方在甲方所在地从事 财务总监 工作（岗位）。
(1) Party A employs Party B as Chief Financial Officer (post)at Party A’s location.
（二）甲方可以根据工作需要及乙方工作能力和表现调整乙方的工作岗位，乙方无正当理由应服从变更。
(2)Party A may legitimately adjust Party B’s post according to business requirements, Party B’s qualification and representation, and Party B should obey without any reasonable reasons.
（三）乙方同意按照甲方确定的岗位责任，按时、按量完成工作任务。
(3) Party B agrees to finish the work on time according to the job responsibilities determined by Party A.
三、工作时间和休息休假
Article 3. Working Hours and Holidays
（一）甲方执行国家规定的工时制度，并可按照有关规定根据不同工作岗位需要对乙方具体工作时间作出规定和调整。乙方应按甲方规定的工作时间执行。
(1) Party A carries out working hours according to relevant national laws and regulations, and adjust the specific working hours for Party B based on different job requirements. Party B should obey the working time specified by Party A.
（二）鉴于甲方行业的特殊性，甲方可以根据工作需要，对乙方的工作时间、工作班次，休息日进行调整，乙方愿意服从甲方安排。
(2) In view of the industry particularity of Party A, Party A can adjust working hours, shifts and rest day for Party B according to the job requirements and Party B should obey related arrangements by Party A.
四、社会保险
Article 4. Social Insurances
甲乙双方均须依法参加社会保险，缴纳社会保险费，社会保险费个人缴纳部分，甲方可从乙方工资中代扣代缴。
Both Party A and Party B should participate in social insurance, pay for social security programs, and individual payment of social insurance premiums. Party A could withhold and remit tax from Party B’s salary.
甲乙双方解除、终止劳动合同时，甲方应按有关规定为乙方办理职工档案和社会保险转移等相关手续，出具解除或者终止劳动合同证明书，乙方应及时办理工作交接手续。
Upon the rescission or termination of the Contract, Party A shall handle related procedures for Party B, such as worker archives and social insurance transfer, issue a certificate to dissolve or terminate the labor contract; and Party B shall deal with handover formalities in time.

五、劳动保护、劳动条件和职业危害防护
Article 5. Labor Protection, Working Condition and Prevention against Occupational Hazard.
（一）甲方按国家和地方政府有关规定，为乙方提供符合国家规定的劳动保护设施和劳动条件，保障乙方在工作中的安全和健康。
(1) Party A should provide Party B with labor protection facilities and working conditions conforming to the provisions of the state and local government to guarantee the safety and health of Party B during the working process.
（二）甲方按国家有关规定对乙方进行有关劳动安全知识、规章制度、业务操作规程及技能等培训；乙方应参加上述培训并严格遵守与其岗位有关的劳动安全规定和操作规程。
(2) Party A should provide the Party B with the training of labor safety education, rules and regulations, business operation and technique according to related provisions of the state; Party B should attend these trainings and strictly abide by the labor safety rules and procedures related to the jobs.
（三）对乙方从事接触职业病危害作业的，甲方应告知乙方并按国家有关规定
组织上岗前和离岗时的职业健康检查，在合同期内应定期对乙方进行职业健康检查。
(3) If Party B’s work contacts an occupational disease, or suffers job-related injury or death, Party A shall inform Party B and arrange occupational health examination before and after the post in accordance with the relevant laws and regulations of the state. During the period of the Contract, Party A should provide Party B with occupational health examination periodically.
六、双方约定的事项
Article 6. Matters Agreed by Both Parties

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七、劳动合同的变更
Article 7. Amendment of the Labor Contract
甲乙双方协商一致，可以变更劳动合同。
This contract may be revised upon consensus of both parties.

八、甲乙双方劳动合同的解除、终止、续订按国家及省、市有关规定执行。
Article 8. The rescission, termination, and renewal of this Contract shall be governed by relevant regulations of nation, province and municipality.
九、劳动争议处理
Article 9. Settlement of Disputes
若发生劳动争议，可以协商解决。不愿协商或者协商不成的，可以向本单位劳动争议调解委员会申请调解；调解不成的，可以自争议发生之日起在法定时效内向当地劳动争议仲裁委员会提出书面申请。不服仲裁裁决的，自收到裁决书之日起15天内可向当地人民法院提出诉讼。
Any disputes arising from the performance or in connection with this Contract shall be settled through consultation between the parties. In case on settlement cannot be reached through consultations, the parties can apply for mediation to the labor dispute conciliation committee established by the Company; if mediation cannot be reached, the parties may apply to arbitration to the relevant labor dispute arbitration committee within the statute of limitations(since the date of such dispute occurs ). If a Party disagrees with the arbitrage, this Party may file a suit to local People’s court within fifteen days of being notified the said arbitrage award.
十、本合同没有明确的事项，按有关规定执行或双方协商解决，本合同订明的事项如与新法律、法规有抵触的，按新法律、法规执行。
Article 10. Any matter not covered by this Contract shall be governed by related regulations or settled through negotiation between two Parties; any matter covered by this Contract is in conflicting with applicable new laws and regulations shall be executed in according to new laws and regulations.
十一、本合同一式两份，甲乙双方各执一份。
Article 11. This contract is signed in two originals, both parties hold one respectively.

甲方（盖章）: Party A(seal): Fujian Tianfeihong Wine Co., Ltd. 法定代表人（签章）:方志良 Legal Representative(signature)：Zhiliang Fang 2013年 3 月 1 日 March 1, 2013	乙方（签章）:/s/ Lirong Zheng Party B(seal): 郑荔榕 Lirong Zheng 2013年 3 月 1 日 March 1, 2013